Exhibit 99.2

TetraLogic Pharmaceuticals Corporation

Pro forma financial information and footnotes

for the year ended December 31, 2013

Unless the context requires otherwise, references in this pro forma financial information and footnotes to “TetraLogic,” “Company,” “we,” “us,” and “our” are to TetraLogic Pharmaceuticals Corporation and its consolidated subsidiaries, and references to “Shape” are to Shape Pharmaceuticals, Inc.

Tetralogic is a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics that mimic Second Mitochondrial Activator of Caspases, or SMAC-mimetics, and are designed to cause or enable abnormal cells that are resistant to the body’s immune system to self-destruct.  TetraLogic is a development stage enterprise, and accordingly, our operations to date have been directed primarily toward developing business strategies, raising capital, research and development activities, conducting pre-clinical testing and human clinical trials of our product candidates and recruiting personnel.

On April 14, 2014, TetraLogic acquired by merger 100% of Shape.  The acquisition will be recorded using the purchase method of accounting and, accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date, as determined by management using third party valuation expertise, where necessary.

The following unaudited pro forma combined financial statements are based on our historical financial statements and Shape’s historical consolidated financial statements, adjusted to give effect to the April 14, 2014 Shape acquisition.  The unaudited pro forma combined statements of operations and comprehensive loss for the year ended December 31, 2013, and the unaudited pro forma combined balance sheet as of December 31, 2013, give effect to the Shape acquisition as if it had occurred at the beginning of 2013.

The purchase price allocation has not been finalized pending the completion of the valuation of Shape’s intangible assets and the valuation of the contingent consideration that may require additional consideration to be paid in the future in the form of milestone payments, and ongoing evaluations of deferred taxes and valuation allowances.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent TetraLogic’s results of operations of financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated.

There were no material differences between the accounting policies of TetraLogic and Shape.  No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed consolidated statements, as there were no intercompany transactions or balances between TetraLogic and Shape.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of TetraLogic contained in its 2013 Annual Report on Form 10-K and the historical financial statements of Shape contained herein.

TetraLogic Pharmaceuticals Corporation

Pro-Forma Financial Statements

Balance Sheet

December 31, 2013

	TetraLogic	Shape
	Pharmaceuticals	Pharmaceuticals,	Pro-Forma
	Corporation	Inc.	Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$55,135,508	$152,082	$(13,000,000	)(a)	$42,287,590
Prepaid expenses and other current assets	153,210	12,765			165,975
Restricted cash	20,000				20,000
Total current assets	55,308,718	164,847	(13,000,000)		42,473,565
Property and equipment, net	139,577	10,274	(10,274	)(b)	139,577
Indefinite-lived intangible assets	—	—	40,507,916	(c)	40,507,916
Other assets	54,126				54,126
Total assets	$55,502,421	$175,121	$27,497,642		$83,175,184

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,215,198	$244,635			$1,459,833
Accrued expenses	2,921,458				2,921,458
Derivative liabilities	793,744				793,744
Total current liabilities	4,930,400	244,635	—		5,175,035
Deferred revenue	—	—	200,000	(d)	200,000
Deferred tax liabilities	—		10,278,128	(e)	10,278,128
Other liabilities	22,968		16,950,000	(f)	16,972,968
Total liabilities	4,953,368	244,635	27,428,128		32,626,131

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit):
Preferred stock		5,600	(5,600	)(g)	—
Common stock	2,220	2,000	(2,000	)(g)	2,220
Additional paid-in capital	140,419,071	6,490,858	(6,490,858	)(g)	140,419,071
Accumulated other comprehensive income	—	1,699	(1,699	)(g)	—
Deficit accumulated during the development stage	(89,872,238)	(6,569,671)	6,569,671	(g)	(89,872,238)
Total stockholders’ equity (deficit)	50,549,053	(69,514)	69,514		50,549,053
Total liabilities and stockholders’ equity (deficit)	$55,502,421	$175,121	$27,497,642		$83,175,184

TetraLogic Pharmaceuticals Corporation

Pro-Forma Financial Statements

Statement of Operations and Comprehensive Loss

Year Ended December 31, 2013

	TetraLogic	Shape
	Pharmaceuticals	Pharmaceuticals,	Pro-Forma
	Corporation	Inc.	Adjustments	Total

Collaboration revenue	$—			$—
Grant revenue	—	600,000		600,000

Expenses:
General and administrative	8,467,467	404,144		8,871,611
Research and development	9,523,427	1,908,153		11,431,580
Total expenses	17,990,894	2,312,297		20,303,191

Loss from operations	(17,990,894)	(1,712,297)		(19,703,191)

Change in fair value of derivative liabilities	807,291			807,291
Interest and other income	629	2,659		3,288
Interest expense	(2,767,422)			(2,767,422)
Net loss	$(19,950,396)	$(1,709,638)		$(21,660,034)
Cumulative preferred stock dividends	(3,249,948)	—		(3,249,948)
Net loss attributable to common shareholders	$(23,200,344)	$(1,709,638)		$(24,909,982)

Per share information:
Net loss per share of common stock - basic and diluted				$(10.85)
Basic and diluted weighted average shares outstanding				2,295,636

Other comprehensive income (loss):
Net loss	$(19,950,396)	$(1,709,638)	$—	$(21,660,034)
Foreign currency translation adjustment	—	10,662		10,662
Comprehensive loss	$(19,950,396)	$(1,698,976)	$—	$(21,649,372)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Purchase Price Allocation

The purchase price of $13 million has been allocated to the tangible and intangible assets acquired and liabilities assumed.  The final purchase price allocation may differ from that presented below due to adjustments that may result from completion of the valuation of Shape’s intangible assets, the valuation of contingent consideration and ongoing evaluations of deferred taxes and valuation allowances.

The components and preliminary allocation of the purchase price consists of the following:

Allocation of purchase price:
Cash and cash equivalents	$152,082
Other current assets	12,765
Accounts payable	(244,635)
Deferred revenue	(200,000)
Deferred taxes	(10,278,128)
Other liabilities	(16,950,000)
Indefinite-lived intangible assets	40,507,916
Total purchase price	$13,000,000

The indefinite-lived intangible assets acquired of $40.5 million relate to SHAPE technology.

The other liabilities relate to the fair value of contingent consideration that may require additional consideration to be paid in the future in the form of milestone payments.

2. Pro forma Adjustments

The following adjustments were applied to TetraLogic’s historical financial statements and those of Shape to arrive at the pro forma consolidated financial information.

(a)         To record the payment of $13 million for the purchase of all of the outstanding shares of capital stock of Shape.

(b)         To record an adjustment to the fair value of property and equipment acquired from Shape.

(c)          To record the fair value of indefinite-lived intangible assets acquired.

(d)         To record the fair value of deferred revenue relating to milestone payments received by Shape.

(e)          To record deferred tax adjustment related to the fair value of the indefinite-lived intangible assets acquired, using an estimated effective tax rate of 34%.

(f)           To record the fair value of contingent consideration.

(g)          Elimination of Shape’s stockholders’ equity (deficit).